EXHIBIT 21

U.S.B. HOLDING CO., INC.
SUBSIDIARIES

December 31, 2005

Union State Bank
100 Dutch Hill Road
Orangeburg, New York 10962

U.S.B. Financial Services, Inc. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

Dutch Hill Realty Corp. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

USB Delaware Inc. (subsidiary of Union State Bank)
300 Delaware Avenue, Suite 1227
Wilmington, Delaware 19801

TPNZ Preferred Funding Corporation (subsidiary of USB Delaware Inc.)
100 Dutch Hill Road
Orangeburg, New York 10962

Union State Capital Trust I
100 Dutch Hill Road
Orangeburg, New York 10962

Union State Statutory Trust II
100 Dutch Hill Road
Orangeburg, New York 10962

USB Statutory Trust III
100 Dutch Hill Road
Orangeburg, New York 10962

Union State Statutory Trust IV
100 Dutch Hill Road
Orangeburg, New York 10962

Ad Con, Inc.
100 Dutch Hill Road
Orangeburg, New York 10962